Exhibit 10.63
CERTIFICATE OF GRANT
Aramark
Restricted Stock Unit Award
(Relative TSR Vesting)
This certifies that the Participant:
[Name]
has been granted the restricted stock units described in this Certificate of Grant to receive a number of shares of Common Stock in accordance with the Vesting Schedule indicated below (subject to satisfaction of the Relative TSR Condition, as set forth on Schedule I):
VESTING SCHEDULE

TSR Based Restricted Stock Units	Vesting Date
100%	September 28, 2018[1]

Number of RSUs: []	Participant Account Number: []
Date of Grant: []	Grant Number: []

This grant of Restricted Stock Units is subject to the terms and conditions of the Aramark (formerly known as ARAMARK Holdings Corporation) 2013 Stock Incentive Plan (the “Plan”), this Certificate of Grant and the attached Restricted Stock Unit Award (the “Award”). Capitalized terms used in this Certificate of Grant that are not defined shall have the same meanings as in the Award and the Plan.

1 [NTD: Insert date that is the end of the third fiscal year of the performance period]

Aramark
RESTRICTED STOCK UNIT AWARD
(RELATIVE TSR Vesting)

1.
Grant of RSUs. The Company hereby grants the number of Restricted Stock Units (“RSUs”) set forth on the Certificate of Grant of the Restricted Stock Units attached to this Award and made a part hereof (the “Certificate of Grant”) to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Aramark (formerly known as ARAMARK Holdings Corporation) 2013 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Award. Each RSU represents the unfunded, unsecured right of the Participant to receive a share of Common Stock, (as specified below) of the Company (each a “Share”), on the dates specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan and the Certificate of Grant.

2.	Performance Condition and Service Vesting Conditions.

(a)
Subject to the remainder of the terms and conditions of this Award, so long as the Participant continues Employment through the Vesting Date the Participant shall earn, and become vested (if at all) in the number of RSUs granted to the Participant under the Certificate of Grant subject to the satisfaction of the Relative TSR Condition, as set forth on Schedule I, on the later of (x) date such achievement is certified by the Committee (the “Determination Date”) and (y) the Vesting Date.

3.	Payment of Shares.

(a)
The Company shall, subject to the remainder of this Award, transfer to the Participant a number of Shares of the Company equal to the number of vested RSUs (if any) under this Award on or as soon as practicable following the Determination Date (x) so long as the Participant remains employed with the Company or any of its Affiliates through the Vesting Date, or (y) as otherwise provided in Section 3(b) or (c) below (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date).

(b)	Notwithstanding Section 3(a) of this Award,

(i)
upon a Termination of Relationship as a result of the Participant’s death, Disability, or Retirement (each, a “Special Termination”), which occurs prior to the Determination Date, the RSUs shall remain outstanding and unvested through the Determination Date, and the Specified Portion (as defined below) of the RSUs scheduled to vest on the Determination Date shall become vested RSUs as of the Determination Date subject to the satisfaction of the Relative TSR Condition set forth on Schedule I, and Shares equal to such number of vested RSUs shall be transferred on or as soon as practicable following the Determination Date, and the remaining RSUs which do not become vested pursuant to this clause (i) shall be automatically forfeited; for purposes of this Section 3(b)(i), the term “Specified Portion” shall mean (x) one-third (1/3) if the Special Termination occurs prior to the beginning of the second fiscal year of the “Performance Period” (as defined in Schedule I), (y) two-thirds (2/3) if the Special Termination occurs on or after the beginning of the second fiscal year of the Performance Period and prior to the beginning of the third fiscal year of the Performance Period and (z) the entire amount if the Special Termination occurs on or after the beginning of the third fiscal year of the Performance Period; and

(ii)	upon a Termination of Relationship for any reason other than as set forth in clause

(i) above, all outstanding RSUs shall be forfeited and immediately cancelled; provided, however, that in the case of a Termination of Relationship after the Vesting Date but prior to the Determination Date, the RSUs shall remain outstanding and eligible to vest (if at all) on the Determination Date subject to the satisfaction of the Relative TSR Condition set forth on Schedule I.

(c)
Also notwithstanding Section 3(a) or (b) of this Award, in the event of (i) the occurrence of a Change of Control and (ii) thereafter, a Termination of Relationship of the Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason that occurs prior to the second anniversary of the date of such Change of Control and prior to the Vesting Date, then, subject to the satisfaction of the Relative TSR Condition set forth on Schedule I, all then outstanding RSUs shall become vested and the number of Shares equal to all such outstanding RSUs hereunder shall be distributed to the Participant, in each case, as soon as practicable following the date of such Termination of Relationship; provided that the Committee may determine that, in lieu of Shares and/or fractional Shares, the Participant shall receive a cash payment equal to the Fair Market Value of such Shares (or fractional Shares, as the case may be) on the Change of Control. Any remaining RSUs that do not become vested in accordance with the preceding sentence shall be forfeited and immediately cancelled.

(d)
Upon the vesting of the RSUs and the corresponding transfer of Shares as a result thereof, in each case in accordance with Sections 3(a), 3(b) or 3(c) of this Award, as applicable, the RSUs with respect to which Shares have been transferred hereunder shall be extinguished on the relevant transfer dates. In compliance with Section 409A of the Code, in no event shall any transfer occur later than March 15 of the calendar year following the calendar year in which the applicable vesting event occurs under this Award.

4.
Dividends. If on any date while RSUs are outstanding hereunder, the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Participant shall, as of such dividend payment date, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Participant as of the related dividend record date, multiplied by (y) a dollar amount equal to the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash or Shares, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Participant shall be increased by a number equal to the product of (I) the aggregate number of RSUs that have been held by the Participant through the related dividend record date, multiplied by (II) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Shares shall be transferred with respect to all additional RSUs granted pursuant to this Section 4 at the same time as Shares are transferred with respect to the RSUs to which such additional RSUs were attributable.

5.
Adjustments Upon Certain Events. In the event of any event described in Section 12 of the Plan occurring after the Date of Grant, the adjustment provisions (including cash payments) as provided for under Section 12 of the Plan shall apply.

6.
Restriction on Transfer. The RSUs may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company, in each case in compliance with applicable laws. The RSUs shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the RSUs contrary to the provisions of this Award or the Plan shall be null and void and without effect.

7.
Data Protection. By accepting this Award, the Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A attached hereto for the purposes specified therein and to any additional or different processes required by applicable law, rule or regulation.

8.
Participant’s Employment. Nothing in this Award or in the RSU shall confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company and its Affiliates, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

9.
No Acquired Rights. The Committee or the Board has the power to amend or terminate the Plan at any time and the opportunity given to the Participant to participate in the Plan and the grant of this Award is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant’s participation in the Plan and the receipt of this Award is outside the terms of the Participant’s regular contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Award or the Plan that may arise as a result of such termination of employment.

10.	No Rights of a Stockholder. The Participant shall not have any rights as a stockholder of the Company until the Shares in question have been registered in the Company’s register of stockholders.

11.	Withholding.

(a)
The Participant will pay, or make provisions satisfactory to the Company for payment of any federal, state, local and other applicable taxes required to be withheld in connection with any issuance or transfer of Shares under this Award and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Participant has not made payment for applicable taxes, such taxes shall be paid by withholding Shares from the issuance or transfer of Shares due under this Award, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, and the Company and any such Affiliate is hereby authorized to withhold such amounts from any such issuance, transfer, compensation or other amount owing to the Participant.

(b)
If the Participant’s employment with the Company terminates prior to the issuance or transfer of any remaining Shares due to be issued or transferred to the Participant under this Award, the payment of any applicable withholding taxes with respect to any such issuance or transfer shall be made through the withholding of Shares from such issuance or transfer, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, as provided in Section 11(a) above.

12.	Section 409A of the Code. The provisions of Section 14(v) of the Plan are hereby incorporated by reference and made a part hereof.

13.
RSUs Subject to Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.
Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

If to the Company, to:
Aramark
ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107-2988
Attention: Head of Human Resources
If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

15.	Waiver of Breach. The waiver by either party of a breach of any provision of this Award must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

16.
Governing Law. THIS AWARD WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AWARD, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

17.
Modification of Rights; Entire Agreement. The Participant’s rights under this Award and the Plan may be modified only to the extent expressly provided under this Award or under Sections 14(a) and (b) of the Plan. This Award and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

18.
Severability. It is the desire and intent of the parties hereto that the provisions of this Award be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Award shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction.

Name:    [(Per Certificate of Grant)]

Date:    [Acceptance Date]

[Note: Grant will be accepted electronically.]

Exhibit A
DATA PROTECTION PROVISION

(a)
By participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates and/or agents so that they can fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant's employer.

These data will include data:
(i)already held in the Participant's records such as the Participant's name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;
(ii)collected upon the Participant accepting the rights granted under the Plan (if applicable); and
(iii)subsequently collected
by the Company or any of its Affiliates and/or agents in relation to the Participant's continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)
In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates and/or agents. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area The European Economic Area is composed of 27 member states of the European Union plus Iceland, Liechtenstein and Norway. (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

(i)Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;
(ii)regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;
(iii)actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;
(iv)other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and
(v)the Participant's family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.

Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or EEA. Countries to which data are transferred include the USA and Bermuda.

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant may access, modify, correct or withdraw consent to process most Personal Information about the Participant by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain Personal Information about the Participant may be exempt from such access, correction, objection, suppression or deletion rights pursuant to applicable data protection laws, if the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)
The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, in cases where the Participant wishes to participate in the Plan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.